UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 14, 2014

MURPHY OIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8590	71-0361522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Peach Street
P.O. Box 7000, El Dorado, Arkansas	71731-7000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 870-862-6411

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 14, 2014, Murphy Oil Corporation amended Article III, Section 2 of its By-Laws to change the number of directors from thirteen to eleven effective May 14, 2014.

Item 5.07. Submission of Matters to a Vote of Security Holders

The following information is furnished pursuant to Item 5.07, “Submission of Matters to a Vote of Security Holders.”

On May 14, 2014, Murphy Oil Corporation held its annual meeting of stockholders. The results of voting related to matters brought before stockholders are shown below.

Proposal 1 – Election of Directors

The directors proposed by management were elected with a tabulation of votes to the nearest share as shown below.

				Broker
	For	Against	Abstain	Non-Votes
Frank W. Blue	148,160,112	2,193,006	390,077	10,234,238
T. Jay Collins	148,854,811	1,499,916	388,468	10,234,238
Steven A. Cossé	148,234,394	2,121,132	387,669	10,234,238
Claiborne P. Deming	148,110,543	2,242,545	390,107	10,234,238
Roger W. Jenkins	148,297,275	2,056,466	389,454	10,234,238
James V. Kelley	148,963,089	1,240,058	540,048	10,234,238
Walentin Mirosh	149,197,009	1,002,129	544,057	10,234,238
R. Madison Murphy	148,146,564	2,207,190	389,441	10,234,238
Jeffrey W. Nolan	148,779,557	1,420,981	542,657	10,234,238
Neal E. Schmale	149,162,735	1,038,282	542,178	10,234,238
Caroline G. Theus	148,481,909	1,868,677	392,609	10,234,238

Proposal 2 – Advisory Vote to Approve Executive Compensation	147,525,632	2,601,724	615,839	10,234,238
Regarding an advisory vote on executive compensation, stockholders approved by vote the compensation of the Company’s named executive officers as shown.

Proposal 3 – Approval of Appointment of Independent Registered Public Accounting Firm	157,844,089	2,715,418	417,926	—
The earlier appointment by the Audit Committee of the Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for 2014 was approved by the vote of stockholders as shown.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

3.1	The By-Laws of Murphy Oil Corporation as amended effective May 14, 2014 are attached hereto as Exhibit 3.1.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY OIL CORPORATION

By:	/s/ John W. Eckart
John W. Eckart
Senior Vice President and Controller

Date: May 14, 2014

Exhibit Index

3.1	By-Laws of Murphy Oil Corporation as amended effective May 14, 2014.